Exhibit 7.6

June 2, 2021

RBC Dominion Securities Inc.

J.P. Morgan Securities Canada Inc.

As Representatives of the several Underwriters

c/o RBC Dominion Securities Inc.

21st Floor – 666 Burrard St.

Vancouver, British Columbia

Canada, V6C 2X8

c/o J.P. Morgan Securities Canada Inc.

383 Madison Avenue

New York New York

United States, 10179

Re:	Public Offering of Westport Fuel Systems Inc.

Ladies and Gentlemen:

The undersigned, a holder of common shares (“Common Shares”), or rights to acquire Common Shares, of Westport Fuel Systems Inc. (the “Company”) understands that you, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement (as defined below), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the Underwriters, of common shares in the capital of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees, subject to the following paragraph, for the benefit of the Company, you and the other Underwriters that, without the prior written consent of the Representatives on behalf of the Underwriters (which consent may be withheld in their sole discretion), the undersigned will not, during the period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Underwriting Agreement (the “Lock-up Period”), directly or indirectly: (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase (including without limitation any short sale), lend or otherwise transfer or dispose of, or submit to, or file with, the United States Securities and Exchange Commission a registration statement under the United States Securities Act of 1933, as amended, or the securities regulatory authorities in Canada a prospectus or a prospectus supplement relating to, any Securities or any securities convertible into or exercisable or exchangeable for Securities owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired; (2) enter into any swap, hedge or other similar arrangement or agreement that transfers, in whole or in part, any of the economic consequences or risks of ownership of all or any part of the Securities, or securities exchangeable or exercisable for or convertible into Securities currently or hereafter owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned regardless of whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise; (3) make any demand for or exercise any right or cause to be filed (i) a registration statement, including any amendments thereto, with the U.S. Securities and Exchange Commission or (ii) a Canadian prospectus under applicable Canadian securities laws with respect to the registration or qualification of any Securities or securities exchangeable or exercisable for or convertible into Securities or any other securities of the Company; or (4) publicly announce an intention to do any of the foregoing.

The foregoing restrictions shall not apply to: (1) the transfer of any or all of the Securities owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned, or to a trust with respect to which one or more of the undersigned or an immediate family member of the undersigned is the exclusive beneficiary, or as a distribution to the limited partners, members, shareholders or affiliates of the undersigned; provided, however, that in any such case, it shall be a condition to such transfer that (i) such transfer is not for value, (ii) the transferee executes and delivers to the Representatives an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this agreement (the “Letter Agreement”), and there shall be no further transfer of such Securities, except in accordance with this Letter Agreement and (iii) no public disclosure and no filing by any party to the transfer (donor, donee, transferor or transferee) under the Exchange Act and the applicable Canadian securities laws shall be required nor shall be voluntarily made reporting a reduction in beneficial ownership of the Securities in connection with such transfer or distribution prior to the expiration of the Lock-up Period (as the same may be extended pursuant to the terms hereof); (2) sales of up to 200,000 Common Shares by all of the signatories to this Letter Agreement and their respective affiliates, directly or indirectly, in aggregate, during the Lock-up Period; (3) sales under any existing 10b5-1 plan provided that no announcements shall be made by the Company in connection with such sales; and (4) transfers of Common Shares to the Company or sales of Common Shares issued on exercise of vested awards under the Company’s omnibus plan in full or partial satisfaction of applicable tax withholding obligations in connection with a scheduled vesting of restricted Common Shares previously granted to the undersigned.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

This Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Letter Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of (i) the date that the Company advises the Representatives, in writing, prior to execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, or the (ii) termination of the Underwriting Agreement prior to the closing of the Public Offering.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without regard to the conflict of laws principles thereof.

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Very truly yours,

/s/ Kevin Douglas
KEVIN DOUGLAS

Very truly yours,

K&M DOUGLAS TRUST

By:	/s/ Kevin Douglas
Name: Kevin Douglas
Title: Trustee

Very truly yours,

KGD 2012 TRUST

By:	/s/ Kevin Douglas
Name: Kevin Douglas
Title: Trustee

Very truly yours,

MMD 2012 TRUST

By:	/s/ Michelle Douglas
Name: Michelle Douglas
Title: Trustee

Very truly yours,

DOUGLAS FAMILY TRUST

By:	/s/ Kevin Douglas
Name: Kevin Douglas
Title: Trustee

Very truly yours,

JAMES E. DOUGLAS III AND DOUGLAS IRREVOCABLE DESCENDANTS TRUST

By:	/s/ Kevin Douglas
Name: Kevin Douglas
Title: Trustee